UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 1, 2014

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 1, 2014, Independent Bank Group, Inc. (“Independent”) completed the previously announced acquisition of Houston City Bancshares, Inc. (“Houston City”) and its wholly owned subsidiary, Houston Community Bank, N.A., pursuant to the terms of that certain previously announced Agreement and Plan of Reorganization, dated June 2, 2014, by and among Independent and Houston City. Immediately following the acquisition of Houston City, Houston Community Bank, N.A. was merged with and into Independent Bank, Independent’s wholly owned bank subsidiary.
In connection with this acquisition, Independent issued approximately 637,883 shares of Independent common stock and paid approximately $16.8 million in cash to the shareholders of Houston City in consideration for all outstanding shares of Houston City common stock.
The press release issued by Independent announcing completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8‑K.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following are filed or incorporated by reference as exhibits to this Current Report on Form 8-K:

2.1
Agreement and Plan of Reorganization, dated as of June 2, 2014, by and among Independent Bank Group, Inc. and Houston City Bancshares, Inc., which is incorporated herein by reference to Appendix A to the proxy statement/prospectus that forms a part of Independent’s Registration Statement on Form S-4 (Registration No. 333‑197556) filed with the SEC on July 22, 2014.

99.1
Press Release issued by Independent Bank Group, Inc. dated October 1, 2014, relating to completion of the acquisition of Houston City Bancshares, Inc. and its wholly owned subsidiary, Houston Community Bank, N.A..*

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2014
INDEPENDENT BANK GROUP, INC.
(Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

2.1
Agreement and Plan of Reorganization, dated as of June 2, 2014, by and among Independent Bank Group, Inc. and Houston City Bancshares, Inc., which is incorporated herein by reference to Appendix A to the proxy statement/prospectus that forms a part of Independent’s Registration Statement on Form S-4 (Registration No. 333‑197556) filed with the SEC on July 22, 2014.

99.1
Press Release issued by Independent Bank Group, Inc. dated October 1, 2014, relating to completion of the acquisition of Houston City Bancshares, Inc. and its wholly owned subsidiary, Houston Community Bank, N.A.*

*    Filed herewith.